Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-218913) pertaining to the CIBC Retirement Savings Plan for U.S. Employees of Canadian Imperial Bank of Commerce of our report dated June 10, 2025, with respect to the financial statements and schedule of the CIBC Retirement Savings Plan for U.S. Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Chicago, IL
June 10, 2025

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